Lithia Motors to Present at Gabelli & Company's Automotive Aftermarket Symposium

MEDFORD, OR -- (Marketwire - October 27, 2011) - Lithia Motors, Inc. (NYSE: LAD) announced today that management will present at Gabelli & Company's 35th Annual Automotive Aftermarket Symposium at the Bellagio in Las Vegas, NV at 1:15 PM pacific time on November 1st. The presentation will be webcast and can be accessed by visiting the investor relations section of Lithia's website, at www.lithia.com or http://www.lithia.com/index.cfm?action=dealerlink&Link=1447034&linkname=Lithia%20Archived%20Conference%20Calls%20Webcasts

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 28 brands of new and all brands of used vehicles at 86 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

For additional information on Lithia Motors, contact:
John North
VP Finance and Controller
(541) 618-5748